EXHIBIT 3.2

FIRST AMENDED BYLAWS
OF
DIGITAL EXTREME TECHNOLOGIES, INC.

ARTICLE I.
Offices

The registered office of the corporation shall be initially be located at the Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the board of directors shall determine.

The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.
Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held on or about the fifteenth (15th) day of April, beginning 2009, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the board of directors.

Section 3. Place of Meeting. The person or persons authorized to call any annual or special meeting may designate any place, either within or outside Delaware, as the place for the meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside Delaware, as the place for such meeting. If no designation is made, the place of meeting shall be the principal corporate offices of the corporation.

Section 4. Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance a date as the record date for any such determination of stockholder, which date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be as follows: (a) for determining stockholders entitled to notice of or to vote at the meeting of stockholders, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, the day on which the first written consent is expressed, and (c) for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 6. Organization. The President or CEO, if any or Vice-President, if any, shall call meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the Secretary or any Assistant Secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

Section 7. Agenda and Procedure. The board of directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings; provided however, that in the event of any difference in opinion with respect to the proper cause of action which cannot be resolved by reference to statute, or to the articles of incorporation or these bylaws, Robert's Rules Of Order (as last revised) shall govern the disposition of the matter.

Section 8. Voting Lists. The officer who has charge of the stock books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote as the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of each stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of the Article, until a quorum shall be present or represented.

Section 10. Manner of Acting. When a quorum is present at any meeting the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is required by law or the certificate of incorporation, in which case such express provision shall govern.

Section 11. Informal Action by Stockholders. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would require the filing of a certificate with the Secretary of State of Delaware under the General Corporation Law of the State of Delaware if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provision of law and that written notice has been given as provided by law.

Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

Section 13. Voting Of Shares. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of the Article, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

Section 14. Voting Of Shares By Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and if furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

Section 15. Inspectors. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) does not need to be a stockholder of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

ARTICLE III
Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation.

Section 2. Number, Tenure And Qualification. The number of directors of the corporation shall be as determined by the board of directors and shall be not less than one nor more than six. Directors shall be elected at each annual meeting of stockholders except as otherwise provided in Section 3 of this Article. Each director shall hold office until his successor shall have been elected and qualified or until the earliest of his death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the board, effective at a future date, a majority of the directors when in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

Section 4. Regular Meetings. Unless otherwise approved by the board of directors, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the President or the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least 24 hours previous thereto by written notice delivered personally, or at least one business day (and not less than 24 hours) previous thereto if sent by facsimile or electronic mail to the business address of the director, or at least five days previous thereto if mailed to a director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Manner of Acting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation.

Section 9. Removal. Unless otherwise restricted by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at a meeting of stockholders.

Section 10. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amend the certificate of incorporation to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 11. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of any committee of the board may be allowed like compensation for attending committee meetings.

Section 12. Action by Written Consent Of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 13. Meetings By Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

ARTICLE IV.
Officers and Agents

Section 1. General. The officers of the corporation shall include president, a secretary and a treasurer. The board of directors may appoint such other officers, assistant officers, and agents, a chairman or vice-chairmen of the board (who must be a director), a chief executive officer, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. Any number of offices may be held by the same person with the exception of the office of CEO, and secretary being held simultaneously by the same person, or as otherwise provided in the certificate of incorporation of these Bylaws.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until the earliest to occur of his death, resignation or removal.

Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby.

Section 4. Vacancies. Any officer may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term. If any officer shall be absent or unable for any reason to perform his duties, the board of directors, to the extent not otherwise inconsistent with these bylaws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the board.

Section 5. Authority and Duties of Officers. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(a)            Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law signature of the President is required, the Chairman of the Board of Directors shall "possess the same power as President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all of the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

(b)            Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c)            Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(d)          Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 6. Salaries. Officers of the corporation shall be entitled to such salaries, emolument, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

ARTICLE V.
Stock

Section 1. Stock Certificates. The shares of stock of the corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the corporation in numerical order and bear the name of the shareholder, the number of shares represented, and the date of issue; and shall be signed by the president or a vice-president, and by the Chief Executive Officer, if any, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books; provided however, that the corporation shall not be required to effect the requested transfer if the corporation believes the requested transfer would be in violation of any applicable law, regulation, court order or other restriction of any nature.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

Section 6. Transfer Agents, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed

ARTICLE VI.
Indemnification Of Officers And Directors

Section 1. Indemnification of Directors, Officers, And Others. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect).

Section 2. Indemnification Of Officers, Directors And Employees Pursuant To The Common Law Or Statutory Provisions Other Than The General Corporation Law of The State of Delaware. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Delaware.

Section 3. Immunity of Directors and Officers.

Directors and Officers will be immune from monetary liabilities for breach of fiduciary duty as a director or officer to the fullest extent not prohibited by Delaware General Corporation Law. Excepted from that immunity are:

●	the payment of unlawful dividend distributions;

●
any breach of loyalty including, but not limited to a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

●
any acts or omissions not in good faith or which involve intentional misconduct, fraud or knowing violation of law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

●	a transaction from which the director derived an improper personal profit; and

●	willful misconduct.

Section 3. Advance of Expenses. Reasonable expenses incurred in defending any action, suit or proceeding described in Section 1 or 2 of this Article VI shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

Section 4. Payment of Indemnified Claims. Reasonable amounts required to be paid in settlement or as a judgment in any action, suit or proceeding described in Section 1 or 2 of this Article VI shall be paid by the corporation within 90 days of the receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article; provided however, that the corporation shall not be required to pay such amounts if a majority of the members of the Board of Directors vote to deny the request for indemnification within the 90 day period set forth in this Section 4 if such amounts previously have not been paid by the corporation in accordance with this Section 4.

Section 5. Rights of Appeal. In the event that the corporation advances funds for indemnification pursuant to this Article, and, subsequently, indemnification pursuant to this Article is declared unenforceable by a court, or the corporation determines that the director, officer or employee on whose behalf the funds were advanced is not entitled to indemnification pursuant to this Article, then such director, officer or employee shall have the right to retain the indemnification payments until all appeals of the court's or the corporation's decision have been exhausted.

Section 6. Additional Indemnification. Without limiting the indemnification otherwise provided by the Article VI, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation or a wholly owned subsidiary of the corporation, or is or was at any time since the inception of the corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, shall be indemnified by the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonable incurred by him in connection with such action, suit or proceeding, including an action or suit by or in the right of the corporation to procure a judgment in its favor, if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7. Indemnification Not Exclusive. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

Section 9. Applicability; Effect. Any indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, shall continue as to any persons who ceased to be a director, office, or employee of the corporation or a wholly owned subsidiary of the corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this Article VI or any Section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this Article VI shall be deemed to be provided by a contract between the corporation and each person covered hereby.

Section 10. Savings Clause. If this Article VI or any Section or provision hereof shall be invalidated by any court on any ground, then the corporation shall nevertheless indemnify each party otherwise entitled to indemnification hereunder to the fullest extent permitted by law or any applicable provision of this Article VI that shall not have been invalidated.

ARTICLE VII.
Execution Of Instruments; Loans; and Voting of Securities Owned by the Corporation

Section 1. Execution of Instruments. The president or Chief Executive Officer, if any, shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable for any purpose or in any amount. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2. Loans to Directors, Officers and Employees. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of the State of Delaware.

Section 3 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VIII.
Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these bylaws.

Section 2. Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

Section 3. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Corporate Seal, Delaware". The custodian of the seal shall be the secretary, who along with the president or other officer authorized by the board of directors, may affix the seal to documents of the corporation.

Section 4. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the directors or by the stockholders at any meeting of the stockholders if in the case of a stockholders' meeting notice of such alteration, amendment, repeal or adoption is contained in the notice of such stockholders' meeting.

Section 5. Emergency Bylaws. Subject to repeal or change by action of the stockholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the General Corporation Law of the State of Delaware.

Dated Effective the 11th day of November, 2010.

/s/ Scott Amaral                                                                                    /s/ Jeff Weiland
Robert Scott Amaral, CEO and Treasurer                                        Jeff A. Weiland, President and Secretary